UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16666 Northchase Drive
Houston, Texas (Address of principal executive offices)	77060 (Zip Code)
(281) 836-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On May 24, 2011, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, our proposed acquisition (the “Proposed 2011 Contract Operations Acquisition”) of certain contract operations customer service agreements with 34 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 289,000 horsepower, a fleet of compressor units comprising approximately 98,000 horsepower currently being leased by us from Exterran Holdings and a natural gas processing plant with a capacity of 8 million cubic feet per day and a related long-term processing services agreement with a customer pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated as of May 23, 2011, by and among us, Exterran Holdings, Inc. and certain of our respective subsidiaries, as further described in the Original Report. This Current Report on Form 8-K provides the financial statements and pro forma financial information required by Item 9.01 in connection with the proposed acquisition.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The Report of the Independent Registered Public Accounting Firm and the financial statements listed below are set forth starting on page 3 of this Form 8-K.
•	The audited combined statements of assets acquired and liabilities assumed as of December 31, 2010 and 2009 for the Proposed 2011 Contract Operations Acquisition and the related audited combined statements of revenues and direct operating expenses for the years ended December 31, 2010, 2009 and 2008.

•	The unaudited combined statement of assets acquired and liabilities assumed as of March 31, 2011 for the Proposed 2011 Contract Operations Acquisition and the related unaudited combined statements of revenues and direct operating expenses for the three months ended March 31, 2011 and 2010.
(b) Pro Forma Financial Information.
The unaudited pro forma consolidated balance sheet of the Partnership as of March 31, 2011 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 are set forth starting on page 9 of this Form 8-K.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Exterran Partners L.P.,
Houston, TX
We have audited the accompanying combined statements of assets acquired and liabilities assumed by Exterran Partners, L.P. and subsidiaries (the “Partnership”), including certain contract operations customer service agreements and contract operations equipment (the “Contract Operations Net Assets”) proposed to be acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc., the Partnership and certain of their respective subsidiaries dated May 23, 2011 (the “Contract Operation Acquisition Agreement”), as of December 31, 2010 and 2009, and the related combined statements of revenues and direct operating expenses for the years ended December 31, 2010, 2009, and 2008 (the “Proposed 2011 Contract Operations Acquisition Financial Statements”). These statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Contract Operations Net Assets are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Contract Operations Net Assets’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying combined statements related to the Proposed 2011 Contract Operations Acquisition Financial Statements were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses of assets acquired by the Partnership pursuant to the Contract Operation Acquisition Agreement described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the Contract Operations Net Assets.
In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed by the Partnership as of December 31, 2010 and 2009, pursuant to the Contract Operation Acquisition Agreement described in Note 1, and the related revenues and direct operating expenses for the years ended December 31, 2010, 2009, and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Houston, TX
May 24, 2011

PROPOSED 2011 CONTRACT OPERATIONS ACQUISITION
COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

	March 31, 2011	December 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Property, plant and equipment	$280,257	$236,841	$239,886
Accumulated depreciation	(84,227)	(73,853)	(65,331)

Net property, plant and equipment	196,030	162,988	174,555
Construction-in-progress	—	11,544	—
Intangibles and other assets, net	6,559	6,760	7,578

Total assets acquired	$202,589	$181,292	$182,133

LIABILITIES
Long-term debt	$159,434	$159,434	$159,434

Total liabilities assumed	$159,434	$159,434	$159,434

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2011 CONTRACT OPERATIONS ACQUISITION
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(In thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2011	2010	2010	2009	2008
	(unaudited)
Revenues	$14,428	$13,158	$53,139	$62,120	$60,381
Direct operating expenses:
Cost of sales (excluding depreciation and amortization)	6,997	5,415	22,637	25,828	26,467
Depreciation and amortization	4,391	3,038	12,950	14,537	11,814
Selling, general and administrative	1,056	931	3,845	3,504	2,990

Total direct operating expenses	12,444	9,384	39,432	43,869	41,271

Excess of revenues over direct operating expenses	$1,984	$3,774	$13,707	$18,251	$19,110

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2011 CONTRACT OPERATIONS ACQUISITION
NOTES TO COMBINED STATEMENTS OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED AND
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
1. Overview and Basis of Presentation
Overview
On May 23, 2011, Exterran Partners, L.P. (“we,” “us” or “our”) agreed to acquire from certain subsidiaries of Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”) certain contract operations customer service agreements with 34 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 289,000 horsepower, a fleet of compressor units comprising approximately 98,000 horsepower currently being leased by us from Exterran Holdings and a natural gas processing plant with a capacity of 8 million cubic feet per day and a related long-term processing services agreement with a customer (the “Proposed 2011 Contract Operations Acquisition”) in accordance with the Contribution, Conveyance and Assumption Agreement, dated May 23, 2011, between us, Exterran Holdings and certain of our respective subsidiaries (the “Agreement”). The Proposed 2011 Contract Operations Acquisition is subject to regulatory approval and other closing conditions and is expected to close in June 2011.
The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses for the Proposed 2011 Contract Operations Acquisition include revenue and direct operating expenses related to contract operations customer service agreements and contract operations equipment that we intend to acquire from Exterran Holdings.
These financial statements represent the assets acquired and liabilities assumed as well as the revenues and direct operating expenses related to the Proposed 2011 Contract Operations Acquisition to be acquired by us in connection with the Agreement, except as discussed below in Basis of Presentation.
Basis of Presentation
The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses related to the Proposed 2011 Contract Operations Acquisition have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. Statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated. The Proposed 2011 Contract Operations Acquisition was not operated as a separate business unit or legal entity of Exterran Holdings, but was an integrated part of Exterran Holdings’ consolidated operations.
The accompanying combined statements have been derived from the historical records of Exterran Holdings to present combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the Proposed 2011 Contract Operations Acquisition in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In the opinion of management, the accompanying combined statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the Proposed 2011 Contract Operations Acquisition. These combined statements are not intended to be a complete presentation of the financial position or results of operations for the Proposed 2011 Contract Operations Acquisition. The historical operating results of the Proposed 2011 Contract Operations Acquisition may not be indicative of its results in the future due to changes in the business.
The combined statements of assets acquired and liabilities assumed include the contract operations equipment in the Proposed 2011 Contract Operations Acquisition as defined in the Agreement, as well as the intangible assets and amortization related to the intangible assets associated with the Proposed 2011 Contract Operations Acquisition. Contract operations equipment includes the cost and accumulated depreciation of equipment which was in service as of the end of the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2011 Contract Operations Acquisition and certain other equipment to be acquired in the Proposed 2011 Contract Operations Acquisition. The combined statements of revenues and direct operating expenses related to the Proposed 2011 Contract Operations Acquisition include the revenues and direct expenses of units that are being acquired which were in service during the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2011 Contract Operations Acquisition. These statements include depreciation expense related to the equipment used to provide service under these customer service agreements and certain other equipment to be acquired in the Proposed 2011 Contract Operations Acquisition. Certain expense items not directly associated with the customer service agreements, such as interest, income taxes and corporate overhead (see Note 2) were excluded from the statements of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.
All cash flow requirements of the Proposed 2011 Contract Operations Acquisition were funded by Exterran Holdings, and cash management functions were not performed at the Proposed 2011 Contract Operations Acquisition level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the Proposed 2011 Contract Operations Acquisition did not maintain a separate cash balance.
2. Summary of Significant Accounting Policies
Use of Estimates
In preparing the Proposed 2011 Contract Operations Acquisition combined statements of assets acquired and liabilities assumed and combined statements of revenues and direct operating expenses, management made estimates and assumptions that affect the amounts reported therein and related disclosures. Actual results may differ from these estimates.
Property, Plant and Equipment
Property, plant and equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using an estimated useful life of 15 to 30 years. Depreciation begins with the first service. Included in depreciation expense is $0.9 million and $0.2 million for the three months ended March 31, 2011 and 2010, respectively, and $1.2 million, $0.7 million and $0.4 million for the years ended December 31, 2010, 2009 and 2008, respectively, of depreciation expense on contract operations equipment that we intercompany lease from Exterran Holdings.
Maintenance and repairs are charged to expense as incurred. Overhauls and major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of up to seven years.
Property, plant and equipment is reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable based upon undiscounted cash flows. Any impairment losses are measured based upon the excess of the carrying value over the fair value.
Intangible Assets
The amounts of finite life intangible assets reflected in the combined statements of assets acquired and liabilities assumed of the Proposed 2011 Contract Operations Acquisition represent an allocation of the historical cost finite life intangible assets of Exterran Holdings’ North America contract operations segment. The amounts allocated were based on the determination of fair value of net assets transferred to us to the total fair value of Exterran Holdings’ North America contract operations segment.
The amount of finite life intangible assets included in the Proposed 2011 Contract Operations Acquisition is comprised of $8.8 million, excluding accumulated amortization at March 31, 2011 of $2.2 million, associated with customer relationships. This intangible asset is being amortized through 2024, based on the present value of expected income to be realized from this asset.
Revenue Recognition
Revenue from contract operations is recorded when earned, which generally occurs monthly at the time the monthly service is provided to customers in accordance with the contracts.
Cost of Sales (Excluding Depreciation and Amortization)
Cost of sales (excluding depreciation and amortization) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes. Included in cost of sales is $0.2 million and $47,000 for the three months ended March 31, 2011 and 2010, respectively, and $0.2 million, $0.1 million and $63,000 for the years ended December 31, 2010, 2009 and 2008, respectively, of ad valorem tax on contract operations equipment that we intercompany lease from Exterran Holdings.

Selling, General and Administrative
Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues, including fleet management, selling and marketing and ad valorem taxes. The amount of SG&A expenses included in the combined statements of revenues and direct operating expenses of the Proposed 2011 Contract Operations Acquisition reflects an allocation of those costs incurred by Exterran Holdings based on a percentage of revenue and horsepower.
3. Long-Term Debt
As part of the purchase price to be paid for the customer service agreements and contract operations equipment we intend to acquire in the Proposed 2011 Contract Operations Acquisition, we expect to assume $159.4 million of Exterran Holdings’ long-term debt that was outstanding under Exterran Holdings’ senior secured debt facility. At March 31, 2011, all amounts outstanding under this debt facility were LIBOR loans and the applicable margin was 0.65%. In connection with the Proposed 2011 Contract Operations Acquisition, we intend to borrow $159.9 million under our revolving credit facility, which we expect to use to repay the debt assumed from Exterran Holdings in connection with the Proposed 2011 Contract Operations Acquisition. All amounts outstanding under our revolving credit facility mature in November 2015.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
INTRODUCTION
The following are the unaudited pro forma consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) as of March 31, 2011, and for the year ended December 31, 2010 and the three months ended March 31, 2011. The unaudited pro forma consolidated balance sheet assumes that our proposed acquisition of certain contract operations customer service agreements and contract operations equipment (together, the “Proposed Assets”) of the natural gas contract operations business that is provided in the United States of America by Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”), and the other related transactions, as described below (the “Proposed 2011 Contract Operations Acquisition”), occurred as of March 31, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 assumes that the Proposed 2011 Contract Operations Acquisition and our acquisition in August 2010 of certain contract operations customer service agreements and contract operations equipment from Exterran Holdings (the “August 2010 Contract Operations Acquisition”) occurred on January 1, 2010. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 assumes that the Proposed 2011 Contract Operations Acquisition occurred on January 1, 2010. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.
The pro forma financial statements reflect the following transactions:
As related to the Proposed 2011 Contract Operations Acquisition:
•	our acquisition of the Proposed Assets from Exterran Holdings;

•	our assumption of $159.4 million of Exterran Holdings’ long-term debt;

•	our borrowing of $159.9 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings; and

•	our issuance of 2,497,659 common units to Exterran Holdings and 50,973 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary.
As related to the August 2010 Contract Operations Acquisition for the period January 1, 2010 through August 10, 2010:
•	our acquisition in August 2010 of certain contract operations customer service agreements and contract operations equipment from Exterran Holdings; and

•	our issuance of 8,206,863 common units to Exterran Holdings and 167,075 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary.
The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Proposed 2011 Contract Operations Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2011
(In thousands)

		Proposed 2011
	Exterran	Contract			Exterran
	Partners, L.P.	Operations			Partners, L.P.
	Historical	Acquisition	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$15	$—	$159,934	(A)	$515
		—	(159,434	)(B)
Accounts receivable, trade, net of allowance	25,128	—	—		25,128
Due from affiliates, net	7,553	—	—		7,553

Total current assets	32,696	—	500		33,196

Property, plant and equipment	925,319	280,257	—		1,205,576
Accumulated depreciation	(296,065)	(84,227)	—		(380,292)

Net property, plant and equipment	629,254	196,030	—		825,284

Goodwill	124,019	—	—		124,019
Interest rate swaps	7,304	—	—		7,304
Intangibles and other assets, net	18,532	6,559	—		25,091

Total assets	$811,805	$202,589	$500		$1,014,894

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable, trade	$175	$—	$—		$175
Accrued liabilities	8,812	—	—		8,812
Accrued interest	842	—	—		842
Current portion of interest rate swaps	3,284	—	—		3,284

Total current liabilities	13,113	—	—		13,113

Long-term debt	450,000	159,434	159,934	(A)	609,934
			(159,434	)(B)

Total liabilities	463,113	159,434	500		623,047

Partners’ capital:
Common units	373,561	—	42,295	(C)	415,856
Subordinated units	(30,261)	—	—		(30,261)
General partner units	10,683	—	860	(C)	11,543
Accumulated other comprehensive loss	(4,736)	—	—		(4,736)
Treasury units	(555)	—	—		(555)

Total partners’ capital	348,692	—	43,155		391,847

Total liabilities and partners’ capital	$811,805	$159,434	$43,655		$1,014,894

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2010
(In thousands, except per unit data)

						Carve-off for
		August 2010	Proposed 2011			Non-Acquired
	Exterran	Contract	Contract			Business of	Exterran
	Partners, L.P.	Operations	Operations			Customers Partially	Partners, L.P.
	Historical	Acquisition	Acquisition	Adjustments		Acquired	Pro Forma
Revenue	$237,636	$34,458	$53,139	$(91	)(D)	$(2,809)	$322,333
Costs and expenses:
Cost of sales (excluding depreciation and amortization)	124,242	14,145	22,637	(91	)(D)	(1,153)	157,207
				(2,573	)(E)

Depreciation and amortization	52,518	8,182	12,950	—		(667)	72,983
Fleet impairment	24,976	—	—	—		—	24,976
Selling, general and administrative	34,830	2,415	3,845	3,289	(F)	(277)	44,102
Interest expense	24,037	—	—	3,428	(G)	—	27,465
Other (income) expense, net	(314)	—	—	—		—	(314)

Total costs and expense	260,289	24,742	39,432	4,053		(2,097)	326,419

Income (loss) before income taxes	(22,653)	9,716	13,707	(4,144)		(712)	(4,086)
Income tax expense	680	—	—	250	(H)	(10)	920

Net income (loss)	$(23,333)	$9,716	$13,707	$(4,394)		$(702)	$(5,006)

General partner interest in net income (loss)	$1,091						$1,864

Common units interest in net income (loss)	$(19,257)						$(5,731)

Subordinated units interest in net income (loss)	$(5,167)						$(1,139)

Weighted average common units outstanding:
Basic	21,360			7,490	(I)		28,850

Diluted	21,360			7,490	(I)		28,850

Weighted average subordinated units outstanding:
Basic	5,731						5,731

Diluted	5,731						5,731

Earnings (loss) per common unit:
Basic	$(0.90)						$(0.20)

Diluted	$(0.90)						$(0.20)

Earnings (loss) per subordinated unit:
Basic	$(0.90)						$(0.20)

Diluted	$(0.90)						$(0.20)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended March 31, 2011
(In thousands, except per unit data)

		Proposed 2011
	Exterran	Contract			Exterran
	Partners, L.P.	Operations			Partners, L.P.
	Historical	Acquisition	Adjustments		Pro Forma

Revenue	$68,729	$14,428	$(17	)(D)	$83,140

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	37,052	6,997	(17	)(D)	42,785

			(1,247	)(E)
Depreciation and amortization	14,149	4,391			18,540
Selling, general and administrative	10,216	1,056	729	(F)	12,001
Interest expense	7,075	—	1,188	(G)	8,263
Other (income) expense, net	(221)	—	—		(221)

Total costs and expense	68,271	12,444	653		81,368

Income before income taxes	458	1,984	(670)		1,772
Income tax expense	235	—	32	(H)	267

Net income	$223	$1,984	$(702)		$1,505

General partner interest in net income	$522				$642

Common units interest in net income	$(255)				$745

Subordinated units interest in net income	$(44)				$118

Weighted average common units outstanding:
Basic	27,363		2,498	(J)	29,861

Diluted	27,363		2,502	(J)	29,865

Weighted average subordinated units outstanding:
Basic	4,744				4,744

Diluted	4,744				4,744

Earnings (loss) per common unit:
Basic	$(0.01)				$0.02

Diluted	$(0.01)				$0.02

Earnings (loss) per subordinated unit:
Basic	$(0.01)				$0.02

Diluted	$(0.01)				$0.02

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation, the Proposed 2011 Contract Operations Acquisition and Related Transactions
The historical financial information is derived from the consolidated financial statements of the Partnership and the combined financial statements of the Proposed 2011 Contract Operations Acquisition and August 2010 Contract Operations Acquisition. The unaudited pro forma consolidated balance sheet assumes that the Proposed 2011 Contract Operations Acquisition, as described below, occurred as of March 31, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 assumes that the Proposed 2011 Contract Operations Acquisition and the August 2010 Contract Operations Acquisition occurred on January 1, 2010. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 assumes that the Proposed 2011 Contract Operations Acquisition occurred on January 1, 2010.
The pro forma financial statements reflect the following transactions:
As related to the Proposed 2011 Contract Operations Acquisition:
•	our acquisition of the Proposed Assets from Exterran Holdings;

•	our assumption of $159.4 million of Exterran Holdings’ long-term debt;

•	our borrowing of $159.9 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings; and

•	our issuance of 2,497,659 common units to Exterran Holdings and 50,973 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary.
As related to the August 2010 Contract Operations Acquisition for the period January 1, 2010 through August 10, 2010:
•	our acquisition in August 2010 of certain contract operations customer service agreements and contract operations equipment from Exterran Holdings; and
•	our issuance of 8,206,863 common units to Exterran Holdings and 167,075 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary.
2. Pro Forma Adjustments and Assumptions
(A) Reflects borrowings of $159.9 million under our revolving credit facility.
(B) Reflects the repayment of $159.4 million of debt assumed from Exterran Holdings using borrowings under our revolving credit facility.
(C) Reflects the issuance of 2,497,659 common units to Exterran Holdings and 50,973 general partner units to our general partner in connection with the Proposed 2011 Contract Operations Acquisition. If we elect to conduct a public offering of our common units and we expect this public offering to be completed prior to the closing date of the Proposed 2011 Contract Operations Acquisition, Exterran Holdings has the option to cause us to sell a number of additional common units, up to 2,497,659 common units, that otherwise would be issued to Exterran Holdings at the closing of the Proposed 2011 Contract Operations Acquisition. We would expect to distribute the net proceeds from the sale of these additional common units to Exterran Holdings at the closing of the Proposed 2011 Contract Operations Acquisition, in lieu of issuing the full 2,497,659 new common units to Exterran Holdings.
(D) Reflects the reversal of intercompany lease revenue and intercompany lease expense recorded related to units included in the Proposed 2011 Contract Operations Acquisition that Exterran Holdings intercompany leases from us.
(E) Reflects the reversal of intercompany lease expense recorded related to units included in the Proposed 2011 Contract Operations Acquisition that we intercompany lease from Exterran Holdings.

(F) Reflects an allocation of selling, general and administrative (“SG&A”) expenses of Exterran Holdings for the year ended December 31, 2010 of $2.3 million and $1.0 million related to the Proposed 2011 Contract Operations Acquisition and August 2010 Contract Operations Acquisition, respectively. Reflects an allocation of SG&A expenses of Exterran Holdings for the three months ended March 31, 2011 of $0.7 million related to the Proposed 2011 Contract Operations Acquisition. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on the percentage of total horsepower of compressor units acquired or expected to be acquired in the transactions to total horsepower of Exterran Holdings and our compressor units in accordance with an omnibus agreement among us, Exterran Holdings and others.
(G) Reflects interest expense incurred on borrowings of $159.9 million under our revolving credit facility in connection with the Proposed 2011 Contract Operations Acquisition. During the year ended December 31, 2010, interest expense is $3.4 million and is based on an average rate of one-month LIBOR of 0.27%, plus the applicable margin of 1.5% to 2.5%. During the three months ended March 31, 2011, interest expense is $1.2 million and is based on an average rate of one-month LIBOR of 0.26%, plus the applicable margin of 2.5%. A one percentage point increase or decrease in interest rates would result in an increase or decrease in interest expense related to the Proposed 2011 Contract Operations Acquisition of $1.6 million and $0.4 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.
(H) Reflects additional taxes for the year ended December 31, 2010 of $0.1 million in connection with the Proposed 2011 Contract Operations Acquisition, that we would have incurred under the Texas margins tax related to the contract operations service agreements that we intend to acquire from Exterran Holdings in the transaction. Reflects additional taxes for the year ended December 31, 2010 of $0.1 million in connection with the August 2010 Contract Operations Acquisition, that we would have incurred under the Texas margins tax and Michigan Business Tax related to the contract operations service agreements that we acquired from Exterran Holdings in the transaction. Reflects additional taxes for the three months ended March 31, 2011 of approximately $32,000, in connection with the Proposed 2011 Contract Operations Acquisition, that we would have incurred under the Texas margins tax related to the contract operations service agreements that we intend to acquire from Exterran Holdings in the transaction. Note that a 10% increase or decrease in the apportionment factor used to calculate the margin tax expense for the unaudited pro forma consolidated statement of operations presented herein would not have a material impact on the amount of such tax expense.
(I) Reflects the issuance of 2,497,659 common units and 8,206,863 common units, respectively, to Exterran Holdings in connection with the Proposed 2011 Contract Operations Acquisition and August 2010 Contract Operations Acquisition.
(J) Reflects the issuance of 2,497,659 common units to Exterran Holdings in connection with the Proposed 2011 Contract Operations Acquisition.
3. Carve-off for Non-Acquired Business of Customers Partially Acquired
The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 includes the results of the August 2010 Contract Operations Acquisition. Such results include all contract operations business with the customers that have been partially acquired in the August 2010 Contract Operations Acquisition even though some of the business contracted with that customer was not transferred in the August 2010 Contract Operations Acquisition. To better reflect the amount of business acquired, the unaudited pro forma statement of operations includes an adjustment to reflect the amount of business in the August 2010 Contract Operations Acquisition not actually acquired. The percentage was based on the ratio of horsepower acquired in the August 2010 Contract Operations Acquisition to the total horsepower in service for each of this type of customer on the closing date of the August 2010 Contract Operations Acquisition.
4. Pro Forma Net Earnings (Loss) Per Limited Partner Unit
Pro forma net earnings (loss) per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units expected to be outstanding after the completion of the transactions included in the pro forma consolidated financial statements. All units issued in connection with the Proposed 2011 Contract Operations Acquisition and August 2010 Contract Operations Acquisition were assumed to have been outstanding since January 1, 2010. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net earnings (loss) per unit calculations reflect the incentive distributions made to the general partner and a reduction of net income allocable to the limited partners of $0.4 million and approximately $45,000 for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively, which reflects the amount of additional incentive distributions that would have occurred if the excess of net income over actual distributions for the period been distributed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P. (Registrant) By: Exterran General Partner, L.P., its general partner By: Exterran GP LLC, its general partner
Date: May 24, 2011	/s/ MICHAEL J. AARONSON
	Name:	Michael J. Aaronson
	Title:	Chief Financial Officer